UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 17, 2009
THE GOLDMAN SACHS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York	10004

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 902-1000
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURE

Item 8.01 Other Events.
On June 17, 2009, The Goldman Sachs Group, Inc. (Company) repurchased from the United States Department of the Treasury (Treasury) the 10,000,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series H (Preferred Stock), that were issued to the Treasury pursuant to the Treasury’s TARP Capital Purchase Program. The aggregate purchase price paid by the Company to the Treasury for the Preferred Stock (including accrued dividends) was approximately $10.04 billion. The repurchase includes a one-time preferred dividend of approximately $425 million which will be reflected in the Company’s second quarter results. This is expected to reduce reported diluted earnings per common share for the quarter by approximately $0.77 per share.

Cautionary Note Regarding Forward-Looking Statements
This Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In particular, the statement relating to the expected impact on the Company’s diluted earnings per common share for the second quarter is a forward-looking statement and is subject to change based on, among other things, the Company’s future results and financial condition. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended November 28, 2008 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended November 28, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC. (Registrant)
Date: June 17, 2009	By:	/s/ David A. Viniar
		Name:	David A. Viniar
		Title:	Chief Financial Officer